EXHIBIT 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”), is made and entered into as of August 12, 2025 (the “Effective Date”), by and between 6 LLC, a Florida limited liability company (“Landlord”), and Kingfish Holding Corporation, a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant, as successor by merger to Renovo Resource Solutions Inc. a Florida corporation (“Renovo”), entered into that certain Lease Agreement dated effective as of April 19, 2024 (the “Lease”), for certain property located at 3324 63rd Avenue East, Bradenton, FL 34203, as more particularity described in the Lease;

B. WHEREAS, subsequent to the effective date of the Lease, Tenant merged with and into Renovo, with Tenant as the surviving entity, and, as a result of such merger, Tenant has succeeded and assumed all of Renovo’s rights, obligations, and interests as the “Tenant” under the Lease;

C. WHEREAS, Landlord, members of Landlord, and Tenant are parties to that certain Purchase Option Agreement dated effective as of April 19, 2024 (the “Original Option Agreement”), as amended by that certain First Amendment to Purchase Option Agreement dated as of the Effective Date hereof (the “Option Amendment”) (collectively, the “Option Agreement”);

D. WHEREAS, pursuant to the Option Agreement, Landlord granted Tenant an exclusive option (the “Purchase Option”) to acquire Landlord and/or substantially all of the assets of Landlord, at Tenant’s sole discretion and pursuant to the terms set forth in the Option Agreement;

E. WHEREAS, the Property is the same property referred to as the “Company Real Property” in the Option Agreement and more particularly described in Schedule 5(j)(i) attached thereto;

F. WHEREAS, the Property, otherwise known as the “Company Real Property” in the Option Agreement, is the sole asset of Landlord, and although Tenant has not yet exercised the Purchase Option or executed a definitive purchase agreement for the Property, the parties desire to allow Tenant to commence certain diligence and preliminary work on the Property in connection with potential development activities; and

G. WHEREAS, the parties hereto now desire to amend the Lease for the purpose of extending the term of the Lease and making certain other modifications thereto.

NOW THEREFORE, in consideration of these premises and of the mutual covenants, agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree that the Lease is amended as follows:

1. Recitals & Capitalized Terms. The above-stated Recitals are true and correct and are incorporated herein by this reference. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

2. Preliminary Work and Inspections. Notwithstanding anything to the contrary contained in the Lease, the parties hereto acknowledge and agree that, during the period commencing on the Effective Date and continuing until the expiration of the “Inspection Period” as defined in the Option Amendment, Tenant shall have the right to access and inspect the Property in accordance with and subject to the terms and conditions set forth in Section 3, Section 4, and Section 5 of the Option Amendment. Such rights shall include, without limitation, Tenant’s right to perform the Inspections (as such term is defined in the Option Amendment) on the Property, at Tenant’s sole cost and expense, subject to the notice, coordination, indemnity, restoration, and other obligations set forth therein, including, but not limited to, the rights and obligations of Mantatee County in connection with the Potential Expansion Plans (as such term is defined in the Option Amendment). The parties agree that the provisions of Section 3, Section 4, and Section 5 of the Option Amendment are hereby incorporated into this Amendment by reference as if fully set forth herein. To the extent of any conflict between the Lease and the Option Amendment regarding Tenant’s rights with respect to the Inspections, the terms of the Option Amendment shall control.

3. Ratification. Except as amended herein, the terms and conditions of the Lease shall continue in full force and effect, and the undersigned parties do hereby ratify and confirm the Lease, as modified hereby. To the extent any provision in this Amendment conflicts with any other term or provision of the Lease, this Amendment shall control.

4. Counterparts. This Amendment may be executed in one or more counterparts, all such separately signed counterparts shall be deemed to be a single instrument hereof, and facsimile or imaged reproduction of signatures hereto shall be deemed effective as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year above stated.

LANDLORD:

6 LLC,
a Florida limited liability company

By:	/s/ Lori Toomey
Print Name: Lori Toomey
Title: President

TENANT:

KINGFISH HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Ted Sparling
Name: Ted Sparling
Title: Chief Executive Officer

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